Exhibit 10.1
Dynamic Materials Corporation
2012 Nonqualified Deferred Compensation Plan

1.Establishment of Plan. Dynamic Materials Corporation (the “Company”) hereby adopts and establishes an unfunded deferred compensation plan for a select group of key management or highly compensated employees of the Company and its Affiliates which shall be known as the Dynamic Materials Corporation 2012 Nonqualified Deferred Compensation Plan (the “Plan”).
2.    Purpose of Plan. The purpose of the Plan is to provide a select group of management or highly compensated employees (within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA) of the Company who contribute significantly to the future business success of the Company with supplemental retirement income benefits through the deferral of Base Salary and Bonus.
3.    Definitions.
“Acceleration Events” is defined in Section 11.1 hereof.
“Account” means a hypothetical bookkeeping account established in the name of each Participant and maintained by the Company to reflect the Participant’s interests under the Plan.
“Affiliate” means any corporation, limited liability, partnership or other entity of which the Company has the right to cast a majority of the votes through ownership of voting interests or by contractual right.
“Base Salary” means the annual rate of base pay paid by the Company to or for the benefit of the Participant for services rendered.
“Beneficiary” means any person or entity, designated in accordance with Section 15.7, entitled to receive benefits which are payable upon or after a Participant’s death pursuant to the terms of the Plan.
“Board” means the Board of Directors of the Company, as constituted from time to time.
“Bonus Compensation” means any cash compensation earned by a Participant for services rendered by a Participant under any bonus or cash incentive plan maintained by the Company.

“Change in Control” means the occurrence of any of the following:
(a)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act ) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control:  (i) any acquisition directly from the Company, (ii) any acquisition by the Company, including any acquisition which, by reducing the number of shares outstanding, is the sole cause for increasing the percentage of shares beneficially owned by any such Person to more than the applicable percentage set forth above, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition.
(b)    Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason within any period of 24 months to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.
(c)    Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) is represented by Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Outstanding Company Common Stock and Outstanding Company Voting Securities were converted pursuant to such Business Combination) and such ownership of common stock and voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.
(d)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
“Claimant” has the meaning set forth in Section 16.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, or any successor statute, and the Treasury Regulations and other authoritative guidance issued thereunder.
“Committee” means the Compensation Committee of the Board.
“Company” means Dynamic Materials Corporation, a Delaware corporation, or any successor thereto.
“Deferral Election” means an election by an Eligible Employee to defer Base Salary and/or Bonus Compensation for a Play Year. Deferral Elections shall remain in effect for subsequent Plan Years unless a new Deferral Election is timely filed with the Committee.
“Determination Date” means the last Valuation Date of the month preceding the payment date.
“Disabled or Disability” means that a Participant is: (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (b) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company; or (c) determined to be totally disabled by the Social Security Administration.
“Distribution Date” means a date specified by a Participant in his or her Election Notice for the payment of all or a portion of such Participant's Account.
“Effective Date” means January 1, 2013.
“Election Notice” means the notice or notices established from time to time by the Committee for making Deferral Elections under the Plan. The Election Notice includes the amount or percentage of Base Salary and/or Bonus Compensation to be deferred (subject to any minimum or maximum amounts established by the Committee); the Distribution Date(s); the form of payment (lump sum or installments); and the selected Investment Options. Each Election Notice shall become irrevocable as of the last day of the Election Period.
“Election Period” means the period established by the Committee with respect to each Plan Year during which Deferral Elections for such Plan Year must be made in accordance with the requirements of Section 409A of the Code, as follows:
(a) General Rule. Except as provided in (b) and (c) below, the Election Period shall end no later than the last day of the Plan Year immediately preceding the Plan Year to which the Deferral Election relates.
(b) Performance-based Compensation. If any Bonus Compensation constitutes “performance-based compensation” within the meaning of Treas. Reg. Section 1.409A-1(e), then the Election Period for such amounts shall end no later than six months before the end of the Plan Year during which the Bonus Compensation is earned

(and in no event later than the date on which the amount of the Bonus Compensation becomes readily ascertainable).
(c) Newly Eligible Employees. The Election Period for newly Eligible Employees shall end no later than 30 days after the Employee first becomes eligible to participate in the Plan and shall apply only with respect to compensation earned after the date of the Deferral Election.
“Elective Deferrals” means Base Salary deferrals and Bonus Compensation deferrals.
“Elective Deferral Account” means a separate account maintained for each Participant to record the Elective Deferrals made to the Plan pursuant to Section 5 and all earnings and losses allocable thereto.
“Eligible Employee” means an Employee who is selected by the Committee to participate in the Plan. Participation in the Plan is limited to a select group of the Company's key management or highly compensated employees.
“Employee” means an employee of the Company or its Affiliates.
“Entry Date” means, with respect to an Eligible Employee, the first day of the pay period following the effective date of such Eligible Employee’s participation in the Plan.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“FICA Amount” has the meaning set forth in Section 11.1(c).
“Investment Option” means an investment fund, index or vehicle selected by the Committee and made available to Participants for the deemed investment of their Accounts.
“Participant” means an Eligible Employee who elects to participate in the Plan by filing an Election Notice in accordance with Section 5.1 and any former Eligible Employee who continues to be entitled to a benefit under the Plan.
“Payment Event” has the meaning set forth in Section 9.1.
“Plan” means this Dynamic Materials Corporation 2012 Nonqualified Deferred Compensation Plan, as amended from time to time.
“Plan Year” means the twelve consecutive month period which begins on January 1 and ends on the following December 31.
“Re-deferral Election” has the meaning set forth in Section 5.4.
“Separation from Service” has the meaning set forth in Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. Section 1.409A-1(h) including the default presumptions thereunder.

“Specified Employee” has the meaning set forth in Section 409A(a)(2)(B)(i) of the Code and Treas. Reg. Section 1.409A-1(i).
“Specified Employee Payment Date” has the meaning set forth in Section 9.4.
“State, Local and Foreign Tax Amount” has the meaning set forth in Section 11.1(f).
“Trust” has the meaning set forth in Section 15.5.
“Trust Agreement” has the meaning set forth in Section 15.5.
“Unforeseeable Emergency” means a severe financial hardship of the Participant resulting from (a) an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent; (b) a loss of the Participant’s property due to casualty; or (c) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.
“Valuation Date” means each business day of the Plan Year.
“Year of Service” means each 12 consecutive month period of a Participant’s continuous employment with the Company or an Affiliate.
4.    Eligibility; Participation.
4.1    Requirements for Participation. Before the beginning of each Plan Year, the Committee shall select those Employees who shall be Eligible Employees for such Plan Year. Any Eligible Employee may participate in the Plan commencing as of the Entry Date occurring on or after the date on which they become an Eligible Employee.
4.2    Election to Participate; Benefits of Participation. An Eligible Employee may become a Participant in the Plan by making a Deferral Election in accordance with Section 5.
4.3    Cessation of Participation. If a Participant ceases to be an Eligible Employee for a Plan Year, then the Participant’s Deferral Elections shall no longer be effective. However, such Participant’s Account shall continue to be credited with earnings and losses until the applicable Determination Date.
5.    Election Procedures.
5.1    Deferral Election. An Eligible Employee may elect to defer Base Salary and/or Bonus Compensation by completing an Election Notice and filing it with the Committee during the Election Period. The Election Notice must specify:
(a)    The amount or percentage of Base Salary and/or Bonus Compensation to be deferred (subject to minimum established in the Plan);

(b)    The Distribution Date for the Participant’s Account (subject to the provisions of the Plan);
(c)    The form of payment for the Participant’s Account (lump sum or annual installments); and
(d)    The percentage or amount of the Participant’s Account to be allocated to each Investment Option available under the Plan.
5.2    Base Salary Deferrals. A Participant may elect to defer receipt of no less than 10% and up to 100% of the Participant’s Base Salary for any Plan Year by making a Deferral Election in accordance with this Section 5. Base Salary deferrals shall be credited to a Participant’s Elective Deferral Account as of the date the Base Salary otherwise would have been paid.
5.3    Bonus Compensation Deferrals. A Participant may elect to defer receipt of no less than 10% and up to 100% of the Participant’s Bonus Compensation for any Plan Year by making a Deferral Election in accordance with this Section 5. Bonus Deferrals shall be credited to the Participant’s Elective Deferral Account as of the date the deferred Bonus Compensation otherwise would have been paid.
5.4    Re-deferrals and Changing the Form of Payment. The Participant may make an election to re-defer all or a portion of the amounts in his or her Account until a later Distribution Date or to change the form of a payment (a “Re-deferral Election”); provided that, the following requirements are met:
(a)    The re-deferral election is made at least 12 months before the original Distribution Date;
(b)    The Distribution Date for the re-deferred amounts is at least five years later than the original Distribution Date; and
(c)    The re-deferral election will not take effect for at least 12 months after the re-deferral election is made.
For purposes of this Section 5.4, all payments, including installment payments, shall be treated as separate payments under Section 409A of the Code.
6.    No Company Contributions. The Company shall not be obligated to make any contributions on behalf of any Participant.
7.    Accounts and Investment Options.
7.1    Establishment of Accounts. The Company shall establish and maintain an Account for each Participant. The Company may establish more than one Account on behalf of any Participant as deemed necessary by the Committee for administrative purposes.
7.2    Investment Options. The Committee shall select the Investment Options to be made available to Participants for the deemed investment of their Accounts under the Plan. The Committee may change, discontinue, or add to the Investment Options made available under the Plan at any time in its sole discretion. A Participant must select the Investment Options for his or her Account in the Participant’s Election Notice and may make changes to his or her selections in accordance with procedures established by the Committee.
7.3    Investment Earnings. Each Account shall be adjusted for earnings or losses based on the performance of the Investment Options selected. Earnings and losses shall be computed on each Valuation Date. The amount paid to a Participant on the payment date shall be determined as of the applicable Determination Date.
7.4    Nature of Accounts. Accounts are not actually invested in the Investment Options available under the Plan and Participants do not have any real or beneficial ownership in any Investment Option. A Participant’s Account is solely a device for the measurement and determination of the amounts to be paid to the Participant pursuant to the Plan and shall not constitute or be treated as a trust fund of any kind.
7.5    Statements. Each Participant shall be provided with statements setting out the amounts in his or her Account which shall be delivered at such intervals determined by the Committee.
8.    Vesting. Participants shall be fully vested at all times in their Base Salary deferrals and Bonus Compensation deferrals and any earnings thereon.
9.    Payment of Participant Accounts.
9.1    In General. Payment of a Participant’s vested Account shall be made (or commence, in the case of installments) on the earliest to occur of the following events (each a “Payment Event”):
(a)    The Distribution Date specified in the Participant’s Deferral Election; provided that, the Participant must select from among the available Distribution Date(s) designated by the Committee and set forth in the Election Notice;
(b)    The Participant’s Separation from Service;
(c)    The Participant’s death;
(d)    The Participant’s Disability; and
(e)    The occurrence of a Change in Control.
9.2    Timing of Valuation. The value of a Participant’s Account on the payment date shall be determined as of the applicable Determination Date.
9.3    Timing of Payments . Except as otherwise provided in this Section 9, payments shall be made or commence within 90 days following a Payment Event.

9.4    Timing of Payments to Specified Employees. Notwithstanding anything in the Plan to the contrary, if a Participant is a Specified Employee as of the date of his or her Separation from Service, then no distribution of such Participant’s Account shall be made upon the Participant’s Separation from Service until the first payroll date of the seventh month following the Participant’s Separation from Service (or, if earlier, upon the date of the Participant’s death) (the “Specified Employee Payment Date”). Any payments to which a Specified Employee otherwise would have been entitled under the Plan during the period between the Participant’s Separation from Service and the Specified Employee Payment date shall be accumulated and paid in a lump sum payment on the Specified Employee Payment Date.
9.5    Form of Payment. Each Participant shall specify in his or her Election Notice the form of payment (lump sum or installments) for amounts in his or her Account that are covered by the election; provided that, if the Participant elects to have amounts paid in installments, the Participant must select from among the permissible installment schedules selected by the Committee and set forth in the Election Notice. In the absence of a valid election with respect to form of payment, amounts will be paid in a single lump sum.
9.6    Medium of Payment. Any payment from a Participant’s Account shall be made in cash.
10.    Payments Due to Unforeseeable Emergency.
10.1    Request for Payment. If a Participant suffers an Unforeseeable Emergency, he or she may submit a written request to the Committee for payment of his or her vested Account.
10.2    No Payment If Other Relief Available. The Committee will evaluate the Participant’s request for payment due to an Unforeseeable Emergency taking into account the Participant’s circumstances and the requirements of Section 409A of the Code. In no event will payments be made pursuant to this Section 10 to the extent that the Participant’s hardship can be relieved: (a) through reimbursement or compensation by insurance or otherwise; or (b) by liquidation of the Participant’s assets, to the extent that liquidation of the Participant’s assets would not itself cause severe financial hardship.
10.3    Limitation on Payment Amount. The amount of any payment made on account of an Unforeseeable Emergency shall not exceed the amount reasonably necessary to satisfy the Participant’s financial need, including amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the payment, as determined by the Committee.
10.4    Timing of Payment. Payments shall be made from a Participant’s Account as soon as practicable and in any event within 30 days following the Committee’s determination that an Unforeseeable Emergency has occurred and authorization of payment from the Participant’s Account.
10.5    Cessation of Deferrals. If a Participant receives payment on account of an Unforeseeable Emergency, the Participant may make no more Elective Deferrals for the remainder of the Plan Year.
11.    Acceleration Events.

11.1    Permissible Acceleration Events. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may accelerate payment of all or a portion of a Participant’s Account upon the occurrence of any of the events (“Acceleration Events”) set forth in this Section 11. The Committee’s determination of whether payment may be accelerated in accordance with this Section 11 shall be made in accordance with Treas. Reg. Section 1.409A-3(j)(4).
(a)    Domestic Relations Orders. The Committee may accelerate payment of a Participant’s Account to the extent necessary to comply with a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).
(b)    Limited Cashouts. The Committee may accelerate payment of a Participant’s Account to the extent that (i) the aggregate amount in the Participant’s Account does not exceed the applicable dollar amount under Section 402(g)(1)(B) of the Code, (ii) the payment results in the termination of the Participant’s entire interest in the Plan and any plans that are aggregated with the Plan pursuant to Treas. Reg. Section 1.409A-1(c)(2), and (iii) the Committee’s decision to cash out the Participant’s Account is evidenced in writing no later than the date of payment.
(c)    Payment of Employment Taxes. The Committee may accelerate payment of all or a portion of a Participant’s Account (i) to pay the Federal Insurance Contributions Act (FICA) tax imposed under Sections 3010, 3121(a) and 3121(v)(2) of the Code (the “FICA Amount”), or (ii) to pay the income tax at source on wages imposed under Section 3401 of the Code or the corresponding withholding provisions of applicable state, local or foreign tax laws as a result of the payment of the FICA Amount and the additional income tax at source on wages attributable to the pyramiding Section 3401 wages and taxes; provided, however, that the total payment under this Section 11.1(c) shall not exceed the FICA Amount and the income tax withholding related to the FICA Amount.
(d)    Payment Upon Income Inclusion. The Committee may accelerate payment of all or a portion of a Participant’s Account to the extent that the Plan fails to meet the requirements of Section 409A of the Code; provided that, the amount accelerated shall not exceed the amount required to be included in income as a result of the failure to comply with Section 409A of the Code.
(e)    Termination of the Plan. The Committee may accelerate payment of all or a portion of a Participant’s Account upon termination of the Plan in accordance with Treas. Reg. Section 1.409A-3(j)(4)(ix).
(f)    Payment of State, Local or Foreign Taxes. The Committee may accelerate payment of all or a portion of a Participant’s Account for:

(i)
the payment of state, local or foreign tax obligations arising from participation in the Plan that relate to an amount deferred under the Plan before the amount is paid or made available to the Participant (the “State, Local and Foreign Tax Amount”); provided, however, the accelerated payment amount shall not exceed the taxes due as a result of participation in the Plan, and/or

(ii)
the payment of income tax at source on wages imposed under Section 3401 of the Code as a result of such payment and the payment of the additional income tax at source on wages imposed under Section 3401 of the Code attributable to the additional Section 3401 wages and taxes; provided however, the accelerated payment amount shall not exceed the aggregate of the State, Local and Foreign Tax Amount and the income tax withholding related to such amount.

(g)    Certain Offsets. The Committee may accelerate payment of all or a portion of the Participant’s Account to satisfy a debt of the Participant to the Company or an Affiliate incurred in the ordinary course of the service relationship between the Company and the Participant; provided, however, the amount accelerated shall not exceed $5,000 and the payment shall be made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.
(h)    Bona Fide Disputes as to Right to Payment. The Committee may accelerate payment of all or a portion of a Participant’s Account where the payment is part of a settlement between the Company and the Participant of an arm's length, bona fide dispute as to the Participant’s right to the deferred amount.
12.    Section 162(m) of the Code. If the Committee reasonably anticipates that if a payment were made as scheduled under the Plan it would result in a loss of the Company’s tax deduction due to the application of Section 162(m) of the Code, such payment can be delayed and paid (a) during the Participant’s first taxable year in which the Committee reasonably anticipates that the Company’s tax deduction will not be limited or eliminated by the application of Section 162(m) of the Code or (b) subject to Section 9.4, during the period beginning with the Participant’s Separation from Service and ending on the later of the last day of the Company’s taxable year in which the Participant separates from service or the 15th day of the third month following the Participant’s Separation from Service. Notwithstanding the foregoing, no payment under the Plan may be deferred in accordance with this Section 12 unless all scheduled payments to the Participant that could be delayed in accordance with Treas. Reg. Section 1.409A-2(b)(7)(i) are also delayed.
13.    Plan Administration.
13.1    Administration By Committee. The Plan shall be administered by the Committee which shall have the authority to:
(a)    construe and interpret the Plan and apply its provisions;
(b)    promulgate, amend and rescind rules and regulations relating to the administration of the Plan;
(c)    authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(d)    determine minimum or maximum amounts that Participants may elect to defer under the Plan;

(e)    select the Investment Options that will be available for the deemed investment of Accounts under the Plan and establish procedures for permitting Participants to change their selected Investment Options;
(f)    select, subject to the limitations set forth in the Plan, those Employees who shall be Eligible Employees;
(g)    evaluate whether a Participant who has requested payment from his or her Account on account of an Unforeseeable Emergency has experienced an Unforeseeable Emergency and the amount of any payment necessary to satisfy the Participant’s emergency need;
(h)    calculate deemed investment earnings and losses;
(i)    interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument, Election Notice or agreement relating to the Plan; and
(j)    exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.
13.2    Non-Uniform Treatment. The Committee's determinations under the Plan need not be uniform and any such determinations may be made selectively among Participants. Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations with regard to the terms or conditions of any Elective Deferral.
13.3    Committee Decisions Final. Subject to Section 16, all decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.
13.4    Indemnification. No member of the Committee or any designee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan except for any liability arising from his or her own willful malfeasance, gross negligence or reckless disregard of his or her duties.
14.    Amendment and Termination.
The Board may, at any time, and in its discretion, alter, amend, modify, suspend or terminate the Plan or any portion thereof; provided, however, that no such amendment, modification, suspension or termination shall, without the consent of a Participant, adversely affect such Participant’s rights with respect to amounts credited to or accrued in his or her Account and provided, further, that, no payment of benefits shall occur upon termination of the Plan unless the requirements of Section 409A of the Code have been met.
15.    Miscellaneous.

15.1    No Employment or Other Service Rights. Nothing in the Plan or any instrument executed pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate or interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment or service at any time with or without notice and with or without cause.
15.2    Tax Withholding. The Company and its Affiliates shall have the right to deduct from any amounts otherwise payable under the Plan any federal, state, local, or other applicable taxes required to be withheld.
15.3    Governing Law. The Plan shall be administered, construed and governed in all respects under and by the laws of Delaware, without reference to the principles of conflicts of law (except and to the extent preempted by applicable Federal law).
15.4    Section 409A of the Code. The Company intends that the Plan comply with the requirements of Section 409A of the Code and shall be operated and interpreted consistent with that intent. Notwithstanding the foregoing, the Company makes no representation that the Plan complies with Section 409A of the Code and shall have no liability to any Participant for any failure to comply with Section 409A of the Code.
This Plan shall constitute an “account balance plan” as defined in Treas. Reg. Section 31.3121(v)(2)-1(c)(1)(ii)(A). For purposes of Section 409A of the Code, all amounts deferred under this Plan shall be aggregated with amounts deferred under other account balance plans.
15.5    Trust. The Company will enter into an agreement (“Trust Agreement”) with a financial institution with whom the Company currently has a banking relationship and selected by Company management for purposes of this Plan pursuant to which such financial intuition will serve as the trustee under an irrevocable trust (“Trust”) to be used in connection with the Plan.
The Company intends to make contributions to the Trust which will be held by the Trust and invested and distributed in accordance with the terms of the Plan and the Trust Agreement.
The Trust is intended to be a rabbi trust and the assets of the Trust shall at all times be subject to the claims of the Company’s general creditors.
Notwithstanding the existence of the Trust, the Plan is intended to be “unfunded” for purposes of ERISA and shall not be construed as providing income to Participants prior to the date that amounts deferred under the Plan are paid.
15.6    No Warranties. Neither the Company nor the Committee warrants or represents that the value of any Participant’s Account will increase. Each Participant assumes the risk in connection with the deemed investment of his or her Account.
15.7    Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries to receive the Participant's interest in the Plan in the event of the Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a Participant fails to designate a beneficiary, then the Participant’s designated beneficiary shall be deemed to be the Participant’s estate.
15.8    No Assignment. Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, anticipate or otherwise encumber, transfer, hypothecate or convey any amounts payable hereunder prior to the date that such amounts are paid (except for the designation of beneficiaries pursuant to Section 15.7).
15.9    Expenses. The costs of administering the Plan shall be paid by the Company.
15.10    Severability. If any provision of the Plan is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected.
15.11    Headings and Subheadings. Headings and subheadings in the Plan are for convenience only and are not to be considered in the construction of the provisions hereof.
16.    Claims Procedures.
16.1    Filing a Claim. Any Participant or other person claiming an interest in the Plan (the “Claimant”) may file a claim in writing with the Committee. The Committee shall review the claim itself or appoint an individual or entity to review the claim.
16.2    Claim Decision. The Claimant shall be notified within ninety (90) days after the claim is filed whether the claim is approved or denied, unless the Committee determines that special circumstances beyond the control of the Plan require an extension of time, in which case the Committee may have up to an additional ninety (90) days to process the claim. If the Committee determines that an extension of time for processing is required, the Committee shall furnish written or electronic notice of the extension to the Claimant before the end of the initial ninety (90) day period. Any notice of extension shall describe the special circumstances necessitating the additional time and the date by which the Committee expects to render its decision.
16.3    Notice of Denial. If the Committee denies the claim, it must provide to the Claimant, in writing or by electronic communication, a notice which includes:
(a)    The specific reason(s) for the denial;
(b)    Specific reference to the pertinent Plan provisions on which such denial is based;
(c)    A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary;

(d)    A description of the Plan's appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following a denial of the claim on appeal; and
(e)    If an internal rule was relied on to make the decision, either a copy of the internal rule or a statement that this information is available at no charge upon request.
16.4    Appeal Procedures. A request for appeal of a denied claim must be made in writing to the Committee within sixty (60) days after receiving notice of denial. The decision on appeal will be made within sixty (60) days after the Committee’s receipt of a request for appeal, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty (120) days after receipt of a request for appeal. A notice of such an extension must be provided to the Claimant within the initial sixty (60) day period and must explain the special circumstances and provide an expected date of decision. The reviewer shall afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Committee. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.
16.5    Notice of Decision on Appeal. If the Committee denies the appeal, it must provide to the Claimant, in writing or by electronic communication, a notice which includes:
(a)    The specific reason(s) for the denial;
(b)    Specific references to the pertinent Plan provisions on which such denial is based;
(c)    A statement that the Claimant may receive on request all relevant records at no charge;
(d)    A description of the Plan’s voluntary procedures and deadlines, if any;
(e)    A statement of the Claimant’s right to sue under Section 502(a) of ERISA; and
(f)    If an internal rule was relied on to make the decision, either a copy of the internal rule or a statement that this information is available at no charge upon request.
16.6    Claims Procedures Mandatory. The internal claims procedures set forth in this Section 16 are mandatory. If a Claimant fails to follow these claims procedures, or to timely file a request for appeal in accordance with this Section 16, the denial of the Claim shall become final and binding on all persons for all purposes.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Dynamic Materials Corporation has adopted this Plan as of the Effective Date written above.

DYNAMIC MATERIALS CORPORATION
By_/s/ Yvon Cariou___________________ Name: Yvon P. Cariou Title: Chief Executive Officer